EXHIBIT - 99
                               WARRANT Expiration


BestNet Communications Corp. (OTC Bulletin Board "BESC") announced today that it is sending a notice of pending expiration to holders of certain stock purchase warrants that had been originally issued as components of Units consisting of 3 shares of Common Stock, 1 share of Convertible Series A Preferred Stock and Warrants for the purchase of 1 additional shares of Common Stock.

The notice reminded the Warrant holders that the Board of Directors of the Company has not extended the exercise period of the Warrants and they will expire on March 31, 2006. For those who currently hold Warrants from previously split Units, following are the instructions to exercise those Warrants: a) Investors can contact their broker of their intent to exercise their warrants;
b) their broker will transmit the instructions to the Depository Trust Company;
c) the Depository Trust Company will collect the funds and transmit the instructions to our transfer agent; and the investor will receive one share of common stock per warrant exercised.

The Company had previously consented to the separate trading of the Unit components (a "breaking up" of the Units) to those holders who elected to convert their Preferred Stock. Those holders who did not make that conversion are still bound by the requirement that the Unit components may be traded only as Units and not separately.

Those holders of Units who wish to exercise the underlying Warrant may do so in the following manner: a) Investors can contact their broker of their intent to exercise the warrant underlying their unit certificates; b) their broker will transmit the instructions and warrants to the Depository Trust Company; c) the Depository Trust Company will connect the funds and transmit the instructions to our transfer agent; our transfer agent will remit one share of Common Stock and a Modified Unit containing the following securities: 3 shares of Common Stock and 1 share of Convertible Preferred Stock.

The Board of Directors has consented to the separate trading of the Common Stock issued upon exercise of the Warrants prior to their expiration.

About BestNet Communications Corp.

BestNet Communications is a global solutions provider of long distance; conference calling, ClicktoPhone and custom application-based communication services. BestNet's services are accessed worldwide via the Internet, standard phones and wireless devices and are delivered using standard phone lines and equipment. This results in a cost effective high quality service for both businesses and consumers.

Under the brand name Bestnetcall(TM) (WWW.BESTNETCALL.COM) the services offer subscribers premium quality calls and conference calling, at significantly lower rates. Calls and conference calls can also be launched via a desktop application or handheld devices including Palm(TM), Pocket PC(R) and Blackberry(TM) and used with any standard or wireless phone. In addition the company's new ClicktoPhone(TM) service (WWW.CLICKTOPHONE.COM) enables clients to add secure and anonymous voice communication connectivity anywhere in the world to web sites, web banners, pictures, electronic documents, and customized e-mail calling buttons.

Contact BestNet at:  INVESTORS@BESTNETCOM.COM

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created thereby. These statements include the plans and objectives of management for future operations, including plans and objectives. The forward-looking statements herein are based on current expectations that involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond control of the company. Although the company believes that the assumptions underlying the forward-looking statements are reasonable, any one of the assumptions could be inaccurate and, therefore, can be no assurance that the forward-looking statements included in this release will prove to be accurate.